                                                                      EXHIBIT 21

                          KRAFT FOODS INC. SUBSIDIARIES

     Certain active subsidiaries of the Company and their subsidiaries as of December 31, 2003, are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

                                                            STATE OR
                                                           COUNTRY OF
            NAME                                          ORGANIZATION
            ----                                          ------------
                                 KRAFT FOODS INC.

152999 Canada Inc. ....................................     Canada
3072440 Nova Scotia Company ...........................     Canada
AB Kraft Foods Lietuva ................................     Lithuania
Aberdare Developments Ltd. ............................     British Virgin Islands
AGF Pack, Inc. ........................................     Japan
AGF SP, Inc ...........................................     Japan
Airco IHC, Inc. .......................................     Delaware
Ajinomoto General Foods, Inc. .........................     Japan
Alimentos Especiales, Sociedad Anonima ................     Guatemala
Balance Bar Company ...................................     Delaware
Beijing Nabisco Food Company Ltd. .....................     China
Biscuits Delacre B.V. .................................     Netherlands
Boca Foods Company ....................................     Delaware
Cafe Grand 'Mere S.A.S. ...............................     France
Callard & Bowser-Suchard, Inc. ........................     Delaware
Capri Sun, Inc. .......................................     Delaware
Carlton Lebensmittelvertriebs GmbH ....................     Germany
Carnes y Conservas Espanolas, S.A. ....................     Spain
Churny Company, Inc. ..................................     Delaware
Closed Joint Stock Company Kraft Foods Rus ............     Russia
Closed Joint Stock Company Kraft Foods Ukraine ........     Ukraine
Compania Venezolana de Conservas C.A. .................     Venezuela
Consiber, S.A. ........................................     Spain
Convenco Holding C.A. .................................     Venezuela
Corporativo Kraft, S. de R.L. de C.V. .................     Mexico
Cote d'Or Italia S.r.l. ...............................     Italy
Croky Chips B.V. ......................................     Netherlands
Deluxestar Limited ....................................     United Kingdom
Dong Suh Foods Corporation ............................     Korea
Dong Suh Oil & Fats Co., Ltd. .........................     Korea
El Gallito Industrial, S.A. ...........................     Costa Rica
Estrella A/S ..........................................     Denmark
Family Nutrition Company S.A.E. .......................     Egypt
Fattorie Osella S.p.A. ................................     Italy
Finalrealm Ltd. .......................................     United Kingdom
Fleischmann Nabisco Uruguay S.A. ......................     Uruguay
Franklin Baker Company of the Philippines .............     Philippines
Freezer Queen Foods (Canada) Limited ..................     Canada
Gelatinas Ecuatoriana S.A. ............................     Ecuador

                                                                      EXHIBIT 21

Gellatas United Biscuits, S.A. ........................     Spain
General Foods Foreign Sales Corporation ...............     U.S. Virgin Islands
Grundstucksgemeinschaft Kraft Foods ...................     Germany
HAG-Coffex SNC ........................................     France
Hervin Holdings, Inc. .................................     Delaware
Industrias Alimenticias Maguary Ltda. .................     Brazil
Jacobs Suchard Alimentos do Brasil Ltda. ..............     Brazil
KFI-USLLC I ...........................................     Delaware
KFI-USLLC V ...........................................     Delaware
KFI-USLLC VII .........................................     Delaware
KFI-USLLC IX ..........................................     Delaware
KFI-USLLC XI ..........................................     Delaware
KFI-USLLC XVII ........................................     Delaware
Koninklijke Verkade N.V. ..............................     Netherlands
KP Ireland Ltd. .......................................     Ireland
Kraft Canada Inc. .....................................     Canada
Kraft Food Ingredients Corp. ..........................     Delaware
Kraft Foods (Australia) Limited .......................     Australia
Kraft Foods (China) Company Limited ...................     China
Kraft Foods (Middle East & Africa) Ltd. ...............     United Kingdom
Kraft Foods (New Zealand) Limited .....................     New Zealand
Kraft Foods (Philippines), Inc. .......................     Philippines
Kraft Foods (Puerto Rico), Inc. .......................     Puerto Rico
Kraft Foods (Singapore) Pte Ltd. ......................     Singapore
Kraft Foods (Thailand) Limited ........................     Thailand
Kraft Foods Argentina S.A. ............................     Argentina
Kraft Foods AS ........................................     Norway
Kraft Foods Asia Pacific Holding LLC ..................     Delaware
Kraft Foods Belgium S.A. ..............................     Belgium
Kraft Foods Brasil S.A. ...............................     Brazil
Kraft Foods Bulgaria AD ...............................     Bulgaria
Kraft Foods Caribbean Sales Corp. .....................     Delaware
Kraft Foods Central & Eastern Europe Service BV .......     Netherlands
Kraft Foods Chile S.A. ................................     Chile
Kraft Foods Colombia S.A. .............................     Colombia
Kraft Foods Costa Rica, S.A. ..........................     Costa Rica
Kraft Foods CR s.r.o. .................................     Czechoslovakia
Kraft Foods Danmark ApS ...............................     Denmark
Kraft Foods Danmark Holding A/S .......................     Denmark
Kraft Foods de Mexico, S. de R.L. de C.V. .............     Mexico
Kraft Foods Deutschland GmbH ..........................     Germany
Kraft Foods Deutschland Holding GmbH ..................     Germany
Kraft Foods Dominicana, S.A. ..........................     Dominican Republic
Kraft Foods Ecuador S.A. ..............................     Ecuador
Kraft Foods Egypt LLC .................................     Egypt
Kraft Foods Espana, S.A. ..............................     Spain
Kraft Foods France ....................................     France
Kraft Foods Hellas S.A. ...............................     Greece

                                                                      EXHIBIT 21

Kraft Foods Holding (Europa) GmbH .....................     Switzerland
Kraft Foods Holdings, Inc. ............................     Delaware
Kraft Foods Holland Holding B.V. ......................     Netherlands
Kraft Foods Honduras, S.A. ............................     Honduras
Kraft Foods Hors Domicile .............................     France
Kraft Foods Hungaria Kft. .............................     Hungary
Kraft Foods Inc. ......................................     Virginia
Kraft Foods International (EU) Ltd. ...................     United Kingdom
Kraft Foods International, Inc. .......................     Delaware
Kraft Foods Ireland Limited ...........................     Ireland
Kraft Foods Italia S.p.A. .............................     Italy
Kraft Foods Jamaica Limited ...........................     Jamaica
Kraft Foods Jaya (Malaysia) Sdn Bhd ...................     Malaysia
Kraft Foods Latin America Holding LLC .................     Delaware
Kraft Foods Laverune SNC ..............................     France
Kraft Foods Limited ...................................     Australia
Kraft Foods Limited (Asia) ............................     Hong Kong
Kraft Foods Manufacturing Midwest, Inc. ...............     Delaware
Kraft Foods Manufacturing West, Inc. ..................     Delaware
Kraft Foods Maroc SA ..................................     Morocco
Kraft Foods Mexico Holding I B.V. .....................     Netherlands
Kraft Foods Mexico Holding II B.V. ....................     Netherlands
Kraft Foods Namur S.A. ................................     Belgium
Kraft Foods Nederland B.V. ............................     Netherlands
Kraft Foods Nicaragua S.A. ............................     Nicaragua
Kraft Foods Norge AS ..................................     Norway
Kraft Foods North America, Inc. .......................     Delaware
Kraft Foods Oesterreich GmbH ..........................     Austria
Kraft Foods Panama, S.A. ..............................     Panama
Kraft Foods Peru S.A. .................................     Peru
Kraft Foods Polska Sp.z o.o. ..........................     Poland
Kraft Foods Portugal Produtos Alimentares Lda. ........     Portugal
Kraft Foods Puerto Rico Holding LLC ...................     Delaware
Kraft Foods R & D, Inc. ...............................     Delaware
Kraft Foods Romania SA ................................     Romania
Kraft Foods Schweiz AG ................................     Switzerland
Kraft Foods Schweiz Holding AG ........................     Switzerland
Kraft Foods Slovakia, a.s. ............................     Slovak Republic
Kraft Foods South Africa Pty Ltd. .....................     South Africa
Kraft Foods Strasbourg SNC ............................     France
Kraft Foods Sverige AB ................................     Sweden
Kraft Foods Sverige Holding AB ........................     Sweden
Kraft Foods Taiwan Holdings LLC .......................     Delaware
Kraft Foods Taiwan Limited ............................     Taiwan
Kraft Foods UK Ltd. ...................................     United Kingdom
Kraft Foods Venezuela, C.A. ...........................     Venezuela
Kraft Gida Sanayi Ve Ticaret Anonim Sirketi ...........     Turkey
Kraft Guangtong Food Company, Limited .................     China

                                                                      EXHIBIT 21

Kraft Jacobs Suchard (Australia) Pty Ltd. .............     Australia
Kraft Japan, K.K. .....................................     Japan
Kraft Korea Inc. ......................................     Korea
Kraft Pizza Company ...................................     Delaware
Kraft Tianmei Food (Tianjin) Co., Ltd. ................     China
Krema Limited .........................................     Ireland
KTL S. de R.L. de C.V. ................................     Mexico
Landers y Cia. S.A. ...................................     Colombia
Lanes Biscuits Pty Ltd ................................     Australia
Lanes Food (Australia) Pty Ltd ........................     Australia
Lanes Food Group Limited ..............................     New Zealand
Limited Liability Company Kraft Foods .................     Russia
LLC (000) Kraft Foods Sales and Marketing .............     Russia
Lowney Inc. ...........................................     Canada
Marsa Kraft Foods Sabanci Gida Sanayi ve Ticaret A.S. .     Turkey
Mirabell Salzburger Confiserie-Und Bisquit GmbH .......     Austria
Nabisco (Thailand) Limited ............................     Thailand
Nabisco Arabia Co. Ltd. ...............................     Saudi Arabia
Nabisco Caribbean Export, Inc. ........................     Delaware
Nabisco de Nicaragua, S.A. ............................     Nicaragua
Nabisco Euro Holdings Ltd. ............................     Cayman Islands
Nabisco Food (Suzhou) Co. Ltd. ........................     China
Nabisco Group Ltd. ....................................     Delaware
Nabisco, Inc. Foreign Sales Corporation ...............     U.S. Virgin Islands
Nabisco Inversiones S.R.L. ............................     Argentina
Nabisco Investments, Inc. .............................     Delaware
Nabisco Philippines, Inc. .............................     Philippines
Nabisco Royal de Honduras, S.A. .......................     Honduras
Nabisco Taiwan Corporation ............................     Taiwan
NISA Holdings LLC .....................................     Delaware
N.V. Biscuits Delacre S.A. ............................     Belgium
N.V. Westimex Belgium S.A. ............................     Belgium
Oy Kraft Foods Finland Ab .............................     Finland
Pavlides S.A. Chocolate Manufacturers .................     Greece
Phenix Leasing Corporation ............................     Delaware
Phenix Management Corporation .........................     Delaware
Philip Morris (China) Investments Co., Ltd. ...........     China
Productos Alimenticios Pilar Ltda. ....................     Brazil
Productos Kraft, S. de R.L.de C.V. ....................     Mexico
Productos y Alimentos, S.A. de C.V. ...................     El Salvador
P.T. Kraft Ultrajaya Indonesia ........................     Indonesia
PT Nabisco Foods ......................................     Indonesia
Regentrealm Limited ...................................     United Kingdom
Ross Young's Holdings Limited .........................     United Kingdom
Runecorp Limited ......................................     United Kingdom
Seven Seas Foods, Inc. ................................     Delaware
Stella D'oro Biscuit Co., Inc. ........................     New York
Suchard Limited .......................................     United Kingdom

                                                                      EXHIBIT 21

Suchard Schokolade Ges. MbH ...........................     Austria
Taloca AG .............................................     Switzerland
Taloca Cafe Ltda ......................................     Brazil
Taloca y Cia Ltda. ....................................     Colombia
Tevalca Holding C.A. ..................................     Venezuela
The Hervin Company ....................................     Oregon
U. B. Europe, Middle East and Africa Trading, S.A. ....     Spain
UB China Ltd. .........................................     China
UB Finance B.V. .......................................     Netherlands
UB Foods US Limited ...................................     United Kingdom
UB Group Limited ......................................     United Kingdom
UB Humber Limited .....................................     United Kingdom
UB International Sales Limited ........................     United Kingdom
UB Investment plc .....................................     United Kingdom
UB Investments (Netherlands) B.V. .....................     Netherlands
UB Limited ............................................     United Kingdom
UB Overseas Limited ...................................     United Kingdom
United Biscuits (East China) Limited ..................     China
United Biscuits (Holdings) Limited ....................     United Kingdom
United Biscuits (UK) Limited ..........................     United Kingdom
United Biscuits Asia Pacific Limited ..................     Hong Kong
United Biscuits Finance plc ...........................     United Kingdom
United Biscuits France S.A.S. .........................     France
United Biscuits Iberia Limitada .......................     Portugal
United Biscuits Iberia, S.L. ..........................     Spain
United Biscuits Industries S.A.S. .....................     France
United Biscuits Tunisia S.A. ..........................     Tunisia
Vict. Th. Engwall & Co., Inc. .........................     Delaware
Votesor BV ............................................     Netherlands
Yili-Nabisco Biscuit & Food Company Limited ...........     China